SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
                           (AMENDMENT NO.      )

 Filed by the Registrant {X}

 Filed by a Party other than the Registrant {   }

 Check the appropriate box:

 {  } Preliminary Proxy Statement
 {  } Confidential, For Use of the Commission Only (as
      permitted by Rule 14a-6(e)(2))
 {  } Definitive Proxy Statement
 {  } Definitive Additional Materials
 {X } Soliciting Material Pursuant to Rule 14a-12

                             MEDIA GENERAL, INC.
                        ----------------------------
              (Name of Registrant as specified in its charter)


                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

 Payment of Filing  Fee (Check the appropriate box):

 {X}  No fee required.

 {  } Fee computed on table below per Exchange Act Rules 14a-
      6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which
           transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
           Rule 0-11:
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid.

 _____
 {  } Fee paid previously with preliminary materials.
 { } Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

[Logo]
   P.O. Box 85333                       NEWS RELEASE
Richmond, Virginia 23293-0001           FOR IMMEDIATE RELEASE
    804/649-6657                        Tuesday, Feb. 22, 2000


Media General Rejects Gamco Board Nominees

RICHMOND, VA -- Media General, Inc. (AMEX:MEGA) announced today that it has rejected a notice from Gamco Investors, Inc., a shareholder headed by Mario J. Gabelli, of Gamco's intention to nominate two people for election to Media
General's Board of Directors at the company's 2000 annual meeting. The company said the notice failed to comply with its bylaws.

Under Media General's bylaws, specified procedures must be complied with for nominated persons to be eligible for election as directors. These procedures incorporate furnishing information to the company that is required under the SEC's proxy rules. The notice given by Gamco, among other things, failed to include certain required information concerning the Gabelli interests, financial and otherwise, as provided for in the SEC proxy rules.

Neither of  the Gamco proposed nominees owns any Media
General shares nor has any apparent experience as a director of a public company.

"It is unfortunate that, yet again, Mr. Gabelli has seen fit to make a proposal that is neither constructive nor serves the long-term interests of Media General shareholders," said
J. Stewart Bryan, Media General's chairman and chief executive officer. "We have been carrying out a strategic program intended to profitably grow the company and enhance its value. If Gamco persists in pursuing the election of its nominees, we will take whatever steps are necessary to protect the interests of all Media General shareholders."

Media General's strategy was most recently reinforced in December 1999 with its agreement to acquire Spartan Communications, a group of 13 leading broadcast television stations in the Southeast. In addition, the company's Board of Directors has authorized the repurchase of up to $250 million of Media General's common stock. To date, 1.044 million shares have been repurchased under this program for approximately $54 million.

Media General is an independent, publicly owned communications company situated primarily in the Southeast, with interests in newspapers, broadcast television, interactive media, recycled newsprint production and diversified information services. Its acquisition of the Spartan stations will make Media General the second largest owner of CBS affiliates, directly behind the network itself.

                           -more-

Investor Notice

Investors are urged to read the proxy statement to be filed with the SEC in connection with the 2000 Annual Meeting of Stockholders of Media General because it will contain important information. After it is filed with the SEC, the proxy statement will be available for free on the SEC's web site (www.sec.gov) and the definitive proxy statement will be available from Media General's Office of Investor
Relations.

In addition, the identity of the people who, under SEC rules, may be considered `participants in the solicitation' of stockholders in connection with the 2000 Annual Meeting of Stockholders of Media General, and a description of their interests, is available in an SEC filing under Schedule 14A made by Media General on February 22, 2000.


                            # # #

                   Participant Information


Media General, Inc. ("Media General") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the 2000 Annual
Meeting of Stockholders of Media General. The participants in this solicitation may include the following directors, officers and employees of Media General: J. Stewart Bryan
III, Chairman of the Board of Directors, President and
Chief Executive Officer; Marshall N. Morton, Senior Vice
President, Chief Financial Officer and Director; Robert P.
Black, Director; Charles A. Davis, Director; Robert V.
Hatcher, Jr., Director; John G. Medlin, Jr., Director;
Roger H. Mudd, Director; Wyndham Robertson, Director; Henry
L. Valentine, Director; Stephen Y. Dickinson, Controller;
George L. Mahoney, General Counsel and Secretary; H. Graham
Woodlief, Jr., Vice President, President of Publishing
Division; and Stephen R. Zacharias, Treasurer.  Messrs.
Davis, Hatcher and Medlin are expected to be nominated by the Board of Directors as candidates for election as directors of Media General at the Annual Meeting of Stockholders by the holders of Class A Common Stock; and Miss Robertson and Messrs. Bryan, Morton, Black, Mudd, and
Valentine are expected to be nominated by the Board of Directors as candidates for election as directors of Media
General at the Annual Meeting of Stockholders by the holders of Class B Common Stock. As of February 17, 2000,
Mr. Bryan beneficially owns 2,717,632 shares of Class A
Common Stock, including 43,782 shares under the Company's
Thrift Plan and options to purchase 168,700 shares.  Mr.
Bryan also beneficially owns 428,036 shares of Class B
Common Stock. Mr. Morton beneficially owns 83,683 shares of Class A Common Stock, including 526 shares under the Company's Thrift Plan and options to purchase 45,232 shares. Mr. Black beneficially owns 1,663 shares of Class
A Common Stock. Mr. Davis beneficially owns 4,581 shares of Class A Common Stock. Mr. Hatcher beneficially owns
1,881 shares of Class A Common Stock. Mr. Medlin beneficially owns 2,381 shares of Class A Common Stock.
Mr. Mudd beneficially owns 0 shares of Class A Common
Stock. Miss Robertson beneficially owns 300 shares of Class A Common Stock. Mr. Valentine beneficially owns
37,381 shares of Class A Common Stock. Mr. Dickinson beneficially owns 27,819 shares of Class A Common Stock, including 4,994 shares under the Company's Thrift Plan and options to purchase 18,132 shares. Mr. Mahoney beneficially owns 10,969 shares of Class A Common Stock, including 703 shares under the Company's Thrift Plan and options to purchase 3,000 shares. Mr. Woodlief beneficially owns 64,292 shares of Class A Common Stock, including 3,781 shares under the Company's Thrift Plan and options to purchase 41,666 shares. Mr. Zacharias beneficially owns 24,005 shares of Class A Common Stock, including 4,417 shares under the Company's Thrift Plan and options to purchase 14,366 shares.

     These amounts do not include deferred Class A Stock units credited, as of February 17, 2000, to certain
Directors' accounts pursuant to the Media General, Inc., Directors' Deferred Compensation Plan, as follows: Mr.
Black - 3,720 units; Mr. Davis - 6,844 units; Mr. Hatcher -
6,428 units; Mr. Medlin - 5,285 units; Mr. Mudd - 1,803
units; Miss Robertson - 4,507 units; Mr. Valentine 6,066 units.